UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2005

CYGNE DESIGNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22102	04-2843286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement

Non-Employee Director Compensation

On November 29, 2005, after a detailed analysis of the practices of companies within our peer group as well as emerging trends occurring within director compensation arena, and other factors considered by the Board of Directors (the “Board”), the Board approved the following changes to the cash compensation payable to our non-employee directors:

•	payment of a $8,000 annual retainer to each director;

•	payment of a $4,000 annual retainer to the members of each committee of the Board other than the audit committee;

•	payment of a $8,000 annual retainer to the members of the audit committee;

•	payment of a $2,000 annual retainer to the chair of each committee of the Board other than the chair of the audit committee;

•	payment of a $4,000 annual retainer to the chair of the audit committee; and

•	payment of a $1,000 meeting fee payable for each Board meeting and meeting of a committee of the Board attended.

Directors will also be reimbursed for expenses actually incurred in attending Board, shareholder and committee meetings.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On November 29, 2005, Guy Kinberg and Michel Collet were appointed to the Board of Directors of Cygne Designs, Inc. There are no arrangements or understandings between Mr. Kinberg or Mr. Collett and any other person pursuant to which they became directors. The Board named Mr. Kinberg and Mr. Collet to serve on the Audit Committee and each of the newly formed Compensation and Stock Option Committee and Nominating and Corporate Governance Committee. Mr. Collet will serve as the Chairman of the Nominating and Corporate Governance Committee. See Item 8.01 below.

Michel Collet, age 38, is a resident partner in the New York office of CMS Bureau Francis Lefebvre (“CMS”), a leading law firm in France. Mr. Collet heads the French/EU tax department of its New York office. Mr. Collet originally joined CMS in 1994. In 2000, Mr. Collet left CMS to join Linklaters, a leading European law firm, in Paris and London. He rejoined CMS in September 2002.

Guy Kinberg, age 50, has served as President of FRX Clothing since January 2002. In August 2001 Mr. Kinberg formed Creative Associates LLC, which launched the FRX Clothing brand in the Fall of 2002. In January of 2000 Mr. Kinberg sold the rights of the Benetton USA brand to Sears and joined Aris Industries, an apparel manufacturer, as Executive Vice President. In 1999, Mr. Kinberg founded Euro-America Holdings LLC, which became the exclusive licensee for Benetton in North America. From 1996 to 1999 Mr. Kinberg served as

Senior Vice President and a member of the Executive Committee of Designer Holdings, Inc. (a NYSE Company). In 1989, Mr. Kinberg joined Pepe Clothing Company (an affiliate of Tommy Hilfiger) as Senior Vice-President. Mr. Kinberg served as Senior Vice President of Production, Planning and Procurement of Calvin Klein Jeans from 1978 to 1989, and in addition he served as President of several marketing divisions of the Calvin Klein Jeans wear operation.

Item 8.01 Other Events

On November 29, 2005, the Board adopted the following charters for the committees of the Board: (i) Revised Audit Committee Charter of the Audit Committee of the Board of Directors of Cygne Designs, Inc., (ii) Charter of the Compensation and Stock Option Committee of the Board of Directors of Cygne Designs, Inc. and (iii) Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Cygne Designs, Inc. Each such charter defines the specific purpose, responsibilities and duties of the relevant Board committee, and also sets forth the requirements regarding the composition of such Board committee and eligibility of Board members to serve thereon. Copies of the charters for the committees of the Board are filed as exhibits 99.1, 99.2 and 99.3 herewith and are incorporated herein by reference.

The committees of the Board now consist of the following directors:

Nominating and Governance Committee

Jim Groninger

Guy Kinberg

Michel Collet (Chair)

Audit Committee

Jim Groninger (Chair)

Guy Kinberg

Michel Collet

Compensation and Stock Option Committee

Jim Groninger (Chair)

Guy Kinberg

Michel Collet

Mr. Groninger was determined by the Board to qualify as an “audit committee financial expert” as defined in regulations adopted pursuant to the Sarbanes-Oxley Act of 2002.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Director Compensation

99.1	Revised Audit Committee Charter of the Audit Committee of the Board of Directors of Cygne Designs, Inc., adopted by the Board of Directors of the Company on November 29, 2005.

99.2	Charter of the Compensation and Stock Option Committee of the Board of Directors of Cygne Designs, Inc., adopted by the Board of Directors of the Company on November 29, 2005.

99.3	Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Cygne Designs, Inc., adopted by the Board of Directors of the Company no November 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.
Date: December 5, 2005
	By:	/s/ Roy E. Green
	Name:	Roy E. Green
	Title:	Chief Financial Officer